Exhibit 2

TRANSACTIONS IN THE SHARES

60 Day Transaction History

Arquitos Capital

Trans.	Date	        Qty	Price
BUY	11/11/2014	9000	0.0344
BUY	11/11/2014	9000	0.0347
BUY	11/11/2014	20000	0.0350


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